UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K by Straight Path Communications Inc. (the “Registrant”) under Items 1.01, 7.01 and 9.01 January 12, 2017 (the “Original 8-K”). Amendment No. 1 is being filed in order to clarify the disclosure in the Original 8-K with respect to the amount of spectrum licenses the Registrant agreed to surrender to the Federal Communications Commission (the “FCC”).

Item 1.01  Entry into a Material Definitive Agreement.

Under the terms of the Consent Decree (attached as Exhibit 10.01 to the Original 8-K), the Registrant agreed, among other things as disclosed in the Original 8-K, to surrender a number of 39 GHz spectrum licenses.  As set forth in the Original 8-K, the Registrant agreed to surrender 93 Economic Area (“EA”) 39 GHz spectrum licenses.  In addition, to those surrendered licenses, the Registrant has agreed to surrender 103 rectangular service area (“RSA”) licenses, which the Registrant does not believe were material assets of the Registrant.  Following the settlement, the Registrant retains a full national network of 735 EA 39 GHz spectrum licenses and all of its 28 GHz spectrum licenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Jonathan Rand
Name: Jonathan Rand Title: Chief Financial Officer

Dated: January 12, 2017